EXHIBIT 99.1

RUDOLPH TECHNOLOGIES REPORTS 2017
THIRD QUARTER RESULTS

•	Quarterly Revenue Increased 9 Percent over Prior Year Period
•	Earnings Per Share at High-End of Guidance
•	On Track for Third Year of Record Revenue

WILMINGTON, MASSACHUSETTS (October 30, 2017) – Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of semiconductor process control systems, lithography equipment, as well as process control and yield management software for wafer fabs and advanced packaging facilities, today announced financial results for the 2017 third quarter.

2017 Third Quarter Highlights

•	Third quarter revenue of $66.9 million, an increase of 9 percent over the 2016 third quarter.
•	Orders received from two of the top five IDMs for Rudolph panel lithography system.
•	Company received customers’ acceptance for its new Firefly™ inspection systems.
•	Shipped two new Dragonfly™ systems to LED and analog customers.
•	Gross margin remains strong at 53 percent.
•	Cash increases $10.4 million, ending the third quarter at $159.4 million.

Key Financial Data for the Quarters Ended September 30, 2017, June 30, 2017,

and September 30, 2016

(in thousands, except per share amounts)

US GAAP
	September 2017	June 2017	September 2016
Revenue	$66,920	$67,418	$61,641
Gross profit margin	52.5%	52.6%	52.6%
Operating income	$25,517	$12,695	$12,641
Net income	$17,369	$9,193	$9,286
Net income per diluted share	$0.54	$0.29	$0.30

US NON-GAAP
	September 2017	June 2017	September 2016
Revenue	$66,920	$67,418	$61,641
Gross profit margin	52.6%	52.7%	52.7%
Operating income	$15,566	$15,671	$13,303
Net income	$10,627	$10,605	$9,141
Net income per diluted share	$0.33	$0.33	$0.29

Michael Plisinski, chief executive officer, commented, “Rudolph’s latest process control and lithography solutions are continuing to drive our business by providing customers with more comprehensive solutions to growing challenges.”

Mr. Plisinski continued, “The integration of our Clearfind™ technology with a Firefly™ system at a foundry in Asia significantly improved their fan-out package yield, and as a result, utilization is continuing to increase while lowering the cost of the fan-out process. Additionally, we released our Dragonfly™ system with Truebump™ technology, providing excellent metrology performance to address the increasing challenges in 3D package interconnects by accurately measuring the volume and height variance of shrinking bump interconnects.  Finally, in support of the market demand for lower cost 2.5D packages, our JetStep® panel lithography system was selected by two of the top five leading semiconductor manufacturers.

We believe Rudolph’s tools and software are demonstrating value to our customers by helping them address their demanding new processes.”

Third Quarter 2017 GAAP Financial Results

Third quarter revenue totaled $66.9 million, a decrease of less than one percent compared with $67.4 million for the second quarter of 2017 and a 9 percent increase compared with $61.6 million in the third quarter of 2016.  The third quarter gross margin remained at 53 percent of revenues, compared to 53 percent in the second quarter of 2017.

Operating expenses for the third quarter of 2017 totaled $9.6 million, compared to $22.8 million for the second quarter of 2017.  The decrease in operating expense was primarily due to a previously announced $13.0 million gain from a litigation settlement in the quarter.

GAAP net income for the third quarter of 2017 was $17.4 million, or $0.54 per diluted share, compared with GAAP net income of $9.2 million, or $0.29 per diluted share, for the second quarter of 2017. In the third quarter of 2016 GAAP net income was $9.3 million, or $0.30 per diluted share.

Third Quarter Non-GAAP Financial Results

Third quarter of 2017 non-GAAP net income was $10.6 million, or $0.33 per diluted share.  Non-GAAP results excluded certain items, as detailed in the attached table. Second quarter 2017 non-GAAP net income was $10.6 million, or $0.33 per diluted share. In the third quarter of 2016, non-GAAP net income was $9.1 million, or $0.29 per diluted share.

Balance Sheet

At September 30, 2017, cash and marketable securities increased $10.4 million over the previous quarter to $159.4 million and cash provided by operating activities was $12.8 million for the third quarter. Accounts receivable decreased in the quarter to $66.2 million and DSOs decreased to 89 days.  Inventory decreased slightly to $65.8 million.  Working capital increased $18.5 million to $263.4 million.

Outlook

The Company is currently anticipating a seasonal decline in revenue that is comparable to the decline in prior years for the fourth quarter, ending December 31, 2017. We expect revenue to be in a range of $57 million to $63 million.  The Company is also expecting diluted GAAP net income per share to be in the range of $0.18 to $0.24 and non-GAAP net income per diluted share to be in the range of $0.22 to $0.28.

Conference Call

Rudolph Technologies will discuss its 2017 third quarter results and other matters on a conference call it is hosting today at 4:30 PM EDT.  To participate in the call, please dial (888) 401-4690 (Domestic) or (719) 325-4814 (International), and reference Conference ID #5788108 at least five (5) minutes prior to the scheduled start time.  A live webcast will also be available on the Company’s website at www.rudolphtech.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 pm EDT on October 30, 2017 until 11:59 pm EST on November 6, 2017.  To access the replay, please dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) at any time during that period and use Conference ID #5788108.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial information including non-GAAP gross profit, operating income, net income, and net income per diluted share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results to assess operational performance. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the Company uses in making operating decisions and because the Company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The financial statements provided with this release include a reconciliation of the non-GAAP financial measures to those measures reported in accordance with GAAP.

The Company’s non-GAAP financial measures, used in this press release, reflect adjustments based on the following items:

Share-based compensation expense.   These expenses relate to employee restricted stock units and employee stock options. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

Amortization of intangibles.  The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Patent litigation fees and income. The Company, from time to time, may incur charges or benefits that are outside of the ordinary course of the Company’s business related to litigation. The Company believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of the Company’s business and because of the singular nature of the claims underlying the matter.

Net tax provision (benefit) adjustments.  This line item represents the income tax effects of the non-GAAP items.

About Rudolph Technologies

Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices.  Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding the semiconductor market outlook; Rudolph’s fourth quarter 2017 financial outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control.  Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2016 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Michael Sheaffer Senior Director, Corp. Communications 978.253.6273 Mike.Sheaffer@rudolphtech.com	Trade Press: Amy Shay 952.259.1794 Amy.Shay@rudolphtech.com

(Financial tables follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	September 30, 2017	December 31, 2016
		(Audited)
ASSETS
Current assets
Cash and marketable securities	$159,365	$125,731
Accounts receivable, net	66,188	64,912
Inventories	65,766	65,485
Prepaid and other assets	17,533	6,502
Total current assets	308,852	262,630
Net property, plant and equipment	15,849	11,858
Intangibles	31,501	32,768
Other assets	31,343	31,443
Total assets	$387,544	$338,699

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$25,381	$21,495
Other current liabilities	20,043	14,467
Total current liabilities	45,424	35,962
Other non-current liabilities	9,915	9,002
Total liabilities	55,339	44,964
Stockholders’ equity	332,206	293,735
Total liabilities and stockholders’ equity	$387,545	$338,699

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Revenues	$66,920	$67,418	$61,641	$195,017	$178,704
Cost of revenues	31,775	31,962	29,192	92,548	83,017
Gross profit	35,145	35,456	32,449	102,469	95,687
Operating expenses:
Research and development	12,020	12,146	9,330	36,176	33,655
Selling, general and administrative	10,102	10,110	9,894	29,880	28,881
Amortization	506	505	595	1,516	1,785
Patent litigation income	(13,000)	—	(11)	(13,000)	(14,643)
Total operating expenses	9,628	22,761	19,808	54,572	49,678
Operating income	25,517	12,695	12,641	47,897	46,009
Interest (income) expense, net	(244)	(223)	64	(658)	2,979
Other expense (income)	98	166	(393)	533	(94)
Income before income taxes	25,663	12,752	12,970	48,022	43,124
Provision for income taxes	8,294	3,559	3,684	14,309	12,298
Net income	$17,369	$9,193	$9,286	$33,713	$30,826
Earnings per share:
Basic	$0.55	$0.29	$0.30	$1.07	$0.99
Diluted	$0.54	$0.29	$0.30	$1.05	$0.97
Weighted average shares outstanding:
Basic	31,571	31,501	30,988	31,455	31,082
Diluted	32,170	32,146	31,459	32,126	31,655

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenue	$66,920	$67,418	$61,641	$195,017	$178,704
Gross profit	$35,210	$35,553	$32,513	$102,691	$95,871
Gross margin as percentage of revenue	52.6%	52.7%	52.7%	52.7%	53.6%
Operating expenses	$19,644	$19,882	$19,210	$59,234	$57,691
Operating income	$15,566	$15,671	$13,303	$43,457	$38,180
Operating margin as a percentage of revenue	23.3%	23.2%	21.6%	22.3%	21.4%
Net income	$10,627	$10,605	$9,141	$29,463	$24,747
Net income per diluted share	$0.33	$0.33	$0.29	$0.92	$0.78

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
U.S. GAAP gross profit	$35,145	$35,456	$32,449	$102,469	$95,687
Pre-tax non-GAAP items:
Share-based compensation expense	65	97	64	222	184
Non-GAAP gross profit	$35,210	$35,553	$32,513	$102,691	$95,871
U.S. GAAP gross margin as a percentage of revenue	52.5%	52.6%	52.6%	52.5%	53.5%
Non-GAAP gross margin as a percentage of revenue	52.6%	52.7%	52.7%	52.7%	53.6%
U.S. GAAP operating expenses	$9,628	$22,761	$19,808	$54,572	$49,678
Pre-tax non-GAAP items:
Amortization of intangibles	506	505	595	1,516	1,785
Litigation fees	1,078	671	(1,181)	2,631	1,382
Patent litigation income	(13,000)	—	(11)	(13,000)	(14,643)
Share-based compensation expense	1,400	1,703	1,195	4,191	3,463
Non-GAAP operating expenses	19,644	19,882	19,210	59,234	57,691
Non-GAAP operating income	$15,566	$15,671	$13,303	$43,457	$38,180
GAAP operating margin as a percentage of revenue	38.1%	18.8%	20.5%	24.6%	25.7%
Non-GAAP operating margin as a percentage of revenue	23.3%	23.2%	21.6%	22.3%	21.4%

(Financial table to follow)

RUDOLPH TECHNOLOGIES, INC.

RECONCILIATION OF U.S. GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
U.S. GAAP net income	$17,369	$9,193	$9,286	$33,713	$30,826
Pre-tax non-GAAP items
Amortization of intangibles	506	505	595	1,516	1,785
Litigation fees	1,078	671	(1,181)	2,631	1,382
Patent litigation income	(13,000)	—	(11)	(13,000)	(14,643)
Share-based compensation expense	1,465	1,800	1,259	4,413	3,647
Gain on sale of building	—	—	(946)	—	(946)
Net tax provision (benefit) adjustments	3,209	(1,564)	139	190	2,696
Non-GAAP net income	$10,627	$10,605	$9,141	$29,463	$24,747
Non-GAAP net income per diluted share	$0.33	$0.33	$0.29	$0.92	$0.78

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FOURTH QUARTER 2017

GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.18	$0.24
Estimated non-GAAP items:
Amortization of intangibles	0.01	0.01
Share-based compensation expense	0.03	0.03
Estimated non-GAAP net income per diluted share	$0.22	$0.28

####